Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AmTrust Financial Services, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Registration No. 333-134960), Form S-8 (Registration No. 333-147867), Form S-8 (Registration No. 333-166943), Form S-3 (Registration No. 333-169520), and Form S-3ASR (Registration No. 333-192097) of AmTrust Financial Services, Inc. of our reports dated March 3, 2014, relating to the consolidated financial statements and financial statement schedules, and the effectiveness of AmTrust Financial Services, Inc.’s internal control over financial reporting, which appears in this Form10-K.

/s/ BDO USA, LLP
New York, New York
March 3, 2014